SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Current Report Pursuant to

Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 29, 2004

UNITEDHEALTH GROUP INCORPORATED

(Exact name of registrant as specified in its charter)

Minnesota	0-10864	41-1321939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

UnitedHealth Group Center, 9900 Bren Road East, Minnetonka, Minnesota	55343
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 936-1300

N/A

(Former name or former address, if changed since last report.)

Item 7. Financial Statements and Exhibits

This Form 8-K/A amends the current report on Form 8-K dated July 29, 2004 to include Item 7 (a) Historical Financial Information and Item 7(b) Pro Forma Financial Information

(a)	Financial Statements of Businesses Acquired

The following historical financial statements of Oxford Health Plans, Inc. (“Oxford”) are included in this report:

Consolidated balance sheet as of December 31, 2003 (incorporated by reference to the Form 10-K for the year ended December 31, 2003 filed by Oxford on February 4, 2004, as amended by Amendment No. 1 thereto, filed on April 29, 2004)

Consolidated income statements and statements of cash flows for the year ended December 31, 2003 (incorporated by reference to the Form 10-K for the year ended December 31, 2003 filed by Oxford on February 4, 2004, as amended by Amendment No. 1 thereto, filed on April 29, 2004)

Consolidated balance sheets as of June 30, 2004 and December 31, 2003

Consolidated income statements for the three months and six months ended June 30, 2004 and 2003

Consolidated statements of cash flows for the six months ended June 30, 2004 and 2003

(b)	Pro Forma Financial Information

The following unaudited pro forma combined financial statements giving effect to the registrant’s acquisition of Oxford completed July 29, 2004 are included in this report:

Unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2004

Unaudited pro forma condensed combined statement of operations for the year ended December 31, 2003

Unaudited pro forma condensed combined balance sheet as of June 30, 2004

Notes to unaudited pro forma condensed combined financial information

(c)	Exhibits

23.1	Consent of Ernst & Young LLP

OXFORD HEALTH PLANS, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

June 30, 2004 and December 31, 2003

(In thousands, except share data)

	(Unaudited)
	June 30, 2004	December 31, 2003

Assets
Current assets:
Cash and cash equivalents	$451,653	$536,510
Investments – available-for-sale, at fair value	1,562,606	1,370,535
Premiums receivable, net	35,738	30,505
Other receivables	32,432	30,082
Prepaid expenses and other current assets	15,692	16,785
Deferred income taxes	51,035	45,240

Total current assets	2,149,156	2,029,657
Property and equipment, net	36,980	31,638
Deferred income taxes	9,324	9,572
Restricted cash and investments-held-to-maturity, at amortized cost	59,787	59,738
Goodwill and other intangible assets, net	20,686	21,785
Other noncurrent assets	8,433	7,811

Total assets	$2,284,366	$2,160,201

Liabilities and Shareholders’ Equity
Current liabilities:
Medical costs payable	$730,716	$671,515
Current portion of long-term debt	4,000	4,000
Trade accounts payable and accrued expenses	117,917	138,925
Unearned revenue	131,555	187,751
Income taxes payable	5,119	30,530
Current portion of capital lease obligations	3,880	5,749

Total current liabilities	993,187	1,038,470
Obligations under capital lease	—	467
Long-term debt	392,000	394,000
Shareholders’ equity:
Preferred stock, $.01 par value, authorized 2,000,000 shares; none issued and outstanding	—	—
Common stock, $.01 par value, authorized 400,000,000 shares; issued 107,278,261 shares in 2004 and 106,612,822 shares in 2003	1,073	1,066
Additional paid-in capital	793,621	750,919
Retained earnings	944,251	780,856
Accumulated other comprehensive income (loss), net of tax	(8,171)	10,622
Treasury stock, at cost	(816,199)	(816,199)
Unearned restricted stock unit compensation	(15,396)	—

Total shareholders’ equity	899,179	727,264

Total liabilities and shareholders’ equity	$2,284,366	$2,160,201

OXFORD HEALTH PLANS, INC. AND SUBSIDIARIES

Consolidated Income Statements

Three Months and Six Months Ended June 30, 2004 and 2003

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003

Revenues:
Premiums earned	$1,388,588	$1,331,330	$2,772,836	$2,641,790
Third-party administration, net	2,778	2,995	5,666	6,112
Investment and other income, net	21,547	26,600	45,656	58,155

Total revenues	1,412,913	1,360,925	2,824,158	2,706,057

Expenses:
Health care services	1,123,175	1,088,302	2,241,632	2,122,411
Marketing, general and administrative	141,672	144,710	285,947	286,960
Merger related transaction fees	4,953	—	7,953	—
Litigation charge for settlement, net	—	—	—	45,000
Interest and other financing costs	4,133	7,215	8,727	9,443

Total expenses	1,273,933	1,240,227	2,544,259	2,463,814

Income before income taxes	138,980	120,698	279,899	242,243
Income tax expense	54,098	48,222	108,352	96,842

Net income	$84,882	$72,476	$171,547	$145,401

Earnings per common and common equivalent share:
Basic	$1.04	$0.87	$2.10	$1.74
Diluted	$0.99	$0.85	$2.02	$1.71
Dividends declared per common share	$—	$—	$0.10	$—
Weighted-average common shares outstanding-basic	81,750	83,115	81,558	83,439
Effect of dilutive securities:
Stock options	3,815	2,080	3,488	1,748

Weighted-average common shares outstanding-diluted	85,565	85,195	85,046	85,187

OXFORD HEALTH PLANS, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

Six Months Ended June 30, 2004 and 2003

(In thousands)	(Unaudited)
	2004	2003

Cash flows from operating activities:
Net income	$171,547	$145,401
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,125	13,075
Non-cash income	(8,292)	(8,292)
Non-cash charges	1,099	1,713
Deferred income taxes	11,738	76,739
Realized gain on sale of investments	(7,042)	(23,285)
Changes in assets and liabilities:
Premiums receivable	(5,233)	(5,177)
Other receivables	(2,350)	6,076
Prepaid expenses and other current assets	1,093	(83,989)
Medical costs payable	59,201	78,115
Trade accounts payable and accrued expenses	(24,392)	(34,327)
Litigation settlement reserve	—	(161,300)
Unearned revenue	(47,904)	(47,476)
Income tax payable	(25,411)	(2,418)
Other, net	38	450

Net cash provided (used) by operating activities	139,217	(44,695)

Cash flows from investing activities:
Capital expenditures	(15,226)	(8,164)
Purchases of available-for-sale investments	(934,155)	(787,450)
Sales and maturities of available-for-sale investments	725,167	743,854
Other, net	(27)	(62)

Net cash used by investing activities	(224,241)	(51,822)

Cash flows from financing activities:
Proceeds from exercise of stock options	20,782	12,876
Cash dividends paid	(16,279)	—
Proceeds from notes payable, net	—	391,371
Repayment of notes payable	(2,000)	(126,875)
Payment of withholding tax on option exercises	—	(382)
Purchase of treasury shares	—	(46,193)
Payments under capital leases	(2,336)	(2,702)

Net cash provided by financing activities	167	228,095

Net increase (decrease) in cash and cash equivalents	(84,857)	131,578
Cash and cash equivalents at beginning of period	536,510	321,627

Cash and cash equivalents at end of period	$451,653	453,205

Supplemental cash flow information:
Cash payments for income taxes, net	$122,025	$103,176
Cash payments for interest	7,898	4,130
Supplemental schedule of non-cash investing and financing activities:
Unrealized appreciation (depreciation) of investments	(31,988)	(3,032)
Tax benefit realized on exercise of stock options	5,430	2,422
Cost of treasury shares associated with option exercise	—	641
Dividend declared on common shares	8,152	—

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On July 29, 2004, UnitedHealth Group acquired Oxford Health Plans, Inc. (Oxford). Under the terms of the agreement, Oxford shareholders received 0.6357 shares of UnitedHealth Group common stock and $16.17 in cash for each share of Oxford common stock they owned. Total consideration issued was approximately $5.0 billion, comprised of approximately 52.2 million shares of UnitedHealth Group common stock (valued at approximately $3.4 billion based upon the average of UnitedHealth Group’s share closing prices for two days before, the day of, and two days after the acquisition announcement date of April 26, 2004), approximately $1.3 billion in cash, and UnitedHealth Group vested common stock options with an estimated fair value of $240 million issued in exchange for Oxford’s outstanding vested common stock options.

On February 10, 2004, UnitedHealth Group acquired Mid Atlantic Medical Services, Inc. (MAMSI). Under the terms of the agreement, MAMSI stockholders received 0.82 shares of UnitedHealth Group common stock and $18 in cash for each share of MAMSI common stock they owned. Total consideration issued was approximately $2.7 billion, comprised of 36.4 million shares of UnitedHealth Group common stock (valued at approximately $1.9 billion based on the average of the closing prices of UnitedHealth Group common stock for two days before, the day of, and two days after the acquisition announcement date of October 27, 2003) and $800 million in cash. The results of operations and financial condition of MAMSI have been included in the UnitedHealth Group historical financial statements since the February 10, 2004 acquisition date.

The unaudited pro forma condensed combined financial information gives effect to the acquisitions of Oxford and MAMSI by UnitedHealth Group as if the acquisitions had occurred on January 1, 2003 for purposes of the pro forma condensed combined statements of operations. The unaudited pro forma condensed combined financial information gives effect to the acquisition of Oxford by UnitedHealth Group as if the acquisition had occurred on June 30, 2004 for purposes of the pro forma condensed combined balance sheet as of June 30, 2004.

Under the purchase method of accounting, the total purchase price is allocated to the net tangible and intangible assets of an acquired entity based on their estimated fair values as of the completion of the transaction. A final determination of these fair values will include management’s consideration of a valuation prepared by an independent valuation specialist. This valuation will be based on the actual net tangible and intangible assets of the acquired entity that exist as of the closing date of the transaction.

Because this unaudited pro forma condensed combined financial information has been prepared based on preliminary estimates of fair values, the actual amounts recorded as of the completion of the transaction may differ materially from the information presented in this unaudited pro forma condensed combined financial information. In addition to the independent valuation, the impact of any integration activities could cause material differences from the information presented below.

The unaudited pro forma condensed combined financial information should be read in conjunction with the historical consolidated financial statements and accompanying notes of UnitedHealth Group and Oxford. The unaudited pro forma condensed combined financial information is not intended to represent or be indicative of the consolidated results of operations or financial condition of UnitedHealth Group that would have been reported had the transactions been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial condition of UnitedHealth Group.

Pro Forma Condensed Combined Statement of Operations

Six Months Ended June 30, 2004

(Unaudited)

(In millions, except per share amounts)

	Historical
	(b) UnitedHealth Group	MAMSI January 1 to February 10, 2004		Oxford	(a) Reclassification Adjustments	Pro Forma Adjustments		Pro Forma Combined
Revenues
Premiums	$15,065	$303		$2,773	$(23)	$—		$18,118
Services	1,602	8		6	2	—		1,618
Investment and Other Income	181	2		45		(4	)(l)	224

Total Revenues	16,848	313		2,824	(21)	(4)		19,960

Medical and Operating Costs
Medical Costs	12,195	235	(r)	2,242	(24)	—		14,648
Operating Costs	2,663	36		278	3	(8	)(f)	2,972
Depreciation and Amortization	169	1		15		2	(d)	212
						25	(e)

Total Medical and Operating Costs	15,027	272		2,535	(21)	19		17,832

Earnings From Operations	1,821	41	(r)	289	—	(23)		2,128
Interest expense	(52)	—		(9)	—	9	(l)	(86)
						(33	)(k)
						(1	)(m)

Earnings Before Income Taxes	1,769	41	(r)	280	—	(48)		2,042

Provision for Income Taxes	(619)	(14)		(108)	—	17	(n)	(724)

Net Earnings	$1,150	$27	(r)	$172	$—	$(31)		$1,318

Basic Net Earnings Per Common Share	$1.90							$1.98

Diluted Net Earnings Per Common Share	$1.81							$1.89

Basic Weighted-Average Number of Common Shares Outstanding	606.0					36.4	(o)	666.2

						(28.4	)(o)

						52.2	(p)

Diluted Weighted-Average Number of Common Shares Outstanding	635.0					36.4	(o)	697.6

						(28.4	)(o)

						52.2	(p)

						2.4	(q)

Pro Forma Condensed Combined Statement of Operations

Year Ended December 31, 2003

(Unaudited)

(In millions, except per share amounts)

	Historical
	UnitedHealth Group	MAMSI	Oxford	(a) Reclassification Adjustments	Pro Forma Adjustments		Pro Forma Combined
Revenues
Premiums	$25,448	$2,624	$5,339	$(169)	$—		$33,242
Services	3,118	47	12	23	—		3,200
Investment and Other Income	257	17	101	—	(8	)(l)	367

Total Revenues	28,823	2,688	5,452	(146)	(8)		36,809

Medical and Operating Costs
Medical Costs	20,714	2,117	4,242	(171)	—		26,902
Operating Costs	4,875	302	577	25	—		5,779
Depreciation and Amortization	299	12	29	—	19	(d)	409
					50	(e)

Total Medical and Operating Costs	25,888	2,431	4,848	(146)	69		33,090

Earnings From Operations	2,935	257	604	—	(77)		3,719
Interest expense	(95)	(1)	(20)	—	20	(l)	(172)
					(66	)(k)
					(10	)(m)

Earnings Before Income Taxes	2,840	256	584	—	(133)		3,547
Provision for Income Taxes	(1,015)	(90)	(232)	—	47	(n)	(1,290)

Net Earnings	$1,825	$166	$352	$—	$(86)		$2,257

Basic Net Earnings Per Common Share	$3.10						$3.33

Diluted Net Earnings Per Common Share	$2.96						$3.19

Basic Weighted-Average Number of Common Shares Outstanding	589.0				36.4	(o)	677.6

					52.2	(p)

Diluted Weighted-Average Number of Common Shares Outstanding	617.0				36.4	(o)	708.0

					52.2	(p)

					2.4	(q)

Pro Forma Condensed Combined Balance Sheet

As of June 30, 2004

(Unaudited)

(In millions)

	Historical		Pro Forma Adjustments		Pro Forma Combined
	(b) UnitedHealth Group	Oxford
Assets
Current Assets
Cash and Cash Equivalents	$3,100	$452	$(396	)(l)	$3,156
Short-Term Investments	409	133 (s)	—		542
Accounts Receivable, net	836	36	—		872
Assets Under Management	1,932	—	—		1,932
Deferred Income Taxes and Other	751	99	—		850

Total Current Assets	7,028	720	(396)		7,352

Long-Term Investments	6,684	1,489 (s)	—		8,173
Property, Equipment, Capitalized Software and Other Assets, net	1,162	54	—		1,216
Goodwill	5,479	14	(14	)(i)	9,126
			3,647	(c)(e)
Intangible Assets, net	530	7	(7	)(i)	1,265
			735	(c)(e)

Total Assets	$20,883	$2,284	$3,965		$27,132

Liabilities and Shareholders’ Equity
Current Liabilities
Medical Costs Payable	$4,806	$731	$—		$5,537
Accounts Payable and Accrued Liabilities	1,863	126	50	(f)	2,039
Other Policy Liabilities	1,942	—	—		1,942
Short-Term Debt and Current Maturities of Long-Term Debt	150	4	(4	)(l)	150
Unearned Premiums	611	132	—		743

Total Current Liabilities	9,372	993	46		10,411

Long-Term Debt, less current maturities	2,250	392	(392	)(l)	3,579
			1,329	(c)(g)
Future Policy Benefits for Life and Annuity Contracts	1,614	—	—		1,614
Deferred Income Taxes and Other Liabilities	529	—	257	(c)(h)	786

Shareholders’ Equity
Common Stock	6	1	(1	)(i)	6
Additional Paid-In Capital	1,029	794	(794	)(i)	4,653
			3,624	(c)(j)
Treasury Stock	—	(816)	816	(i)	—
Unearned Restricted Stock Unit Compensation		(16)	16	(i)	—
Retained Earnings	6,046	944	(944	)(i)	6,046
Accumulated Other Comprehensive Income:
Net Unrealized Gains on Investments, net of tax effects	37	(8)	8	(i)	37

Total Shareholders’ Equity	7,118	899	2,725		10,742

Total Liabilities and Shareholders’ Equity	$20,883	$2,284	$3,965		$27,132

Notes to Unaudited Pro Forma Condensed Combined Financial Information

(a)	Reflects the reclassification of certain historical MAMSI amounts to conform to financial reporting being used prospectively by the combined company. While we have conducted preliminary reviews of accounting and financial reporting policy differences relating to Oxford, this review is ongoing and will continue throughout the merger process. As such, additional reclassifications or pro forma adjustments may be identified.
(b)	The MAMSI acquisition closed on February 10, 2004. The unaudited pro forma condensed combined balance sheet as of June 30, 2004 includes the effects of the MAMSI acquisition in the UnitedHealth Group historical information. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2004 includes MAMSI’s results of operations from February 11, 2004 to June 30, 2004 in the UnitedHealth Group historical information. This acquisition resulted in the issuance of UnitedHealth Group common stock and cash based upon the exchange ratio of 0.82 share of UnitedHealth Group common stock and $18 of cash for each outstanding share of MAMSI common stock. The average market price per share of UnitedHealth Group common stock of $53.05 was based upon the average of the closing prices for a range of trading days (October 23, 2003 through October 29, 2003) around the announcement date (October 27, 2003) of the transaction. This resulted in an estimated purchase price of $2,745 million ($1,932 million in stock, $800 million in cash and $13 million of estimated transaction costs) as follows (in millions, except per share amounts):

Stock Consideration
UnitedHealth Group average market price per share	$53.05
Exchange ratio	0.82

Equivalent per share consideration	$43.50
Outstanding shares of MAMSI	44.41

Fair value of UnitedHealth Group shares issued		$1,932

Cash Consideration

Per share cash consideration	$18.00
Outstanding shares of MAMSI	44.41

Cash paid		$800
Transaction costs		13

Purchase price		$2,745

The MAMSI purchase price of $2,745 million has been preliminarily allocated to acquired tangible assets and liabilities based upon their estimated fair values as of the acquisition date. The estimated excess purchase price has been preliminarily allocated as detailed below (in millions):

Purchase price	$2,745
Net tangible assets at acquisition date	(638)

Total excess purchase price	2,107
Estimated finite-lived intangibles	(360)
Deferred tax liability for finite-lived intangibles	126

Estimated goodwill	$1,873

(c)	The Oxford acquisition closed on July 29, 2004. The unaudited pro forma condensed combined financial information gives effect to the Oxford acquisition. This acquisition gives effect to the issuance of UnitedHealth Group common stock and cash based upon the exchange ratio of 0.6357 share of UnitedHealth Group common stock and $16.17 of cash for each outstanding share of Oxford common stock. The average market price per share of UnitedHealth Group common stock of $64.78 is based upon the average of the closing prices for a range of trading days (April 22, 2004 through April 28, 2004) around the announcement date (April 26, 2004) of the transaction. This resulted in an estimated purchase price of $4,990 million ($3,384 million in stock, $1,329 million in cash, $240 million for the estimated fair value of UnitedHealth Group vested stock options issued in exchange for outstanding Oxford stock options and $37 million of estimated transaction costs) as follows (in millions, except per share amounts):

Stock Consideration
UnitedHealth Group average market price per share	$64.78
Exchange ratio	0.6357

Equivalent per share consideration	$41.18
Outstanding shares of Oxford	82.18

Fair value of UnitedHealth Group shares issued		$3,384

Converted Stock Options
UnitedHealth Group vested stock options issued	7.5
Estimated fair value of stock options issued	$32

Estimated fair value of stock options issued		240

Total estimated fair value of equity instruments issued		3,624

Cash Consideration
Per share cash consideration	$16.17
Outstanding shares of Oxford	82.18

Cash paid		1,329
Estimated transaction costs		37

Estimated purchase price		$4,990

The estimated Oxford purchase price of $4,990 million has been preliminarily allocated to acquired tangible assets and liabilities based upon their estimated fair values as of June 30, 2004. The estimated excess purchase price has been preliminarily allocated as detailed below (in millions):

Estimated purchase price	$4,990
Net tangible assets - Oxford June 30, 2004 balance sheet	(878)
Oxford employment agreements liability due to change in control	13

Total excess purchase price	4,125
Estimated finite-lived intangibles	(735)
Deferred tax liability for finite-lived intangibles	257

Estimated goodwill	$3,647

(d)	Finite-lived intangible assets relating to the MAMSI acquisition have been initially recorded in the UnitedHealth Group historical information at $360 million and consist mainly of membership lists, provider networks and non-compete agreements. The estimated weighted average useful life is approximately 19 years and the estimated annual amortization expense is approximately $19 million. For the June 30, 2004 pro forma condensed combined statement of operations, the estimated amortization expense is for the period January 1, 2004 to February 10, 2004 since amortization expense post-acquisition date is reflected in the UnitedHealth Group historical information.
(e)	Finite-lived intangible assets relating to the Oxford acquisition have been preliminarily estimated at approximately $735 million, consisting mainly of membership lists, provider networks and non-compete agreements. The estimated weighted average useful life is approximately 15 years and the estimated annual amortization expense is approximately $50 million.
(f)	Represents an accrual of $37 million for transaction costs as a result of the Oxford merger and $13 million for additional liabilities to be settled under Oxford employment agreements as a result of the acquisition. Additionally, Oxford recorded transaction expenses of $8 million in their historical six months ended June 30, 2004 statement of operations which has been eliminated from the unaudited pro forma condensed combined statement of operations since these costs were incurred prior to the consummation of the acquisition and were directly related to the transaction.
(g)	Represents the borrowing of the cash to be paid as consideration in the Oxford transaction as detailed in note (c).
(h)	Represents the deferred tax liability established for the book and tax basis difference of finite-lived intangible assets, which are amortizable for book purposes but not for tax.
(i)	Represents the elimination of Oxford’s equity accounts and goodwill and intangible asset accounts.
(j)	Represents the issuance of UnitedHealth Group stock and stock options as consideration paid in the Oxford transaction as detailed in note (c).
(k)	Represents the estimated interest expense associated with borrowing the $1,329 million cash to be paid as consideration in the Oxford transaction. The interest rate is based on the issuance of three- to ten-year fixed-rate debt and an estimated weighted-average borrowing rate of approximately 5% for such debt.
(l)	Represents the payoff of the Oxford debt of $396 million at closing and the corresponding estimated reduction in interest expense and interest income. The effective interest rate used for the investment interest income was 2.0% based upon estimated current interest rates on Oxford’s short term investments.
(m)	Represents the estimated interest expense associated with borrowing the $800 million cash paid as consideration in the MAMSI transaction. The interest expense is based on the issuance of $500 million of five- to ten-year floating-rate debt and $300 million of commercial paper at an estimated weighted average interest rate of approximately 1.3%. The impact on interest expense of a 1/8% change in interest rates would be $1 million. For the June 30, 2004 pro forma condensed combined statement of operations, the estimated interest expense is for the period January 1, 2004 to February 10, 2004 since interest expense post-acquisition date is reflected in the UnitedHealth Group historical information.
(n)	Represents the pro forma tax effect of the MAMSI and Oxford pro forma adjustments based upon the statutory federal income tax rate of 35%.
(o)	Represents the increase in weighted average shares outstanding from the MAMSI acquisition based on the issuance of 36.4 million shares of UnitedHealth Group common stock at the beginning of the period presented. In the June 30, 2004 pro forma condensed combined statement of operations, this is partially offset by 28.4 million in weighted average shares outstanding that are already included in the UnitedHealth Group historical information since the 36.4 million shares were issued during the six month period ended June 30, 2004.
(p)	Represents the increase in weighted average shares outstanding from the Oxford acquisition based on the issuance of 52.2 million shares of UnitedHealth Group common stock at the beginning of the period presented. The share issuance is based upon the 82.2 million outstanding shares of Oxford stock at the acquisition date multiplied by the 0.6357 exchange ratio as detailed in note (c).
(q)	Represents the estimated common stock equivalents related to the issuance of 7.5 million vested options to purchase shares of UnitedHealth Group common stock in exchange for the outstanding options to purchase shares of Oxford common stock as detailed in note (c). This was calculated using the “Treasury Stock” method under FAS No. 128 using a $34 per share average exercise price and a $64 per share average common stock fair value.
(r)	Includes favorable development of the December 31, 2003 medical cost payable estimates of approximately $7 million ($5 million net of tax).
(s)	For comparison purposes, investments available for sale at fair value have been reclassified between short and long term investments based upon final maturities.

COMPARATIVE PER SHARE INFORMATION

	As of or For the Year Ended December 31, 2003	As of or For the Six Months Ended June 30, 2004
UnitedHealth Group Historical Per Common Share:
Basic Net Earnings Per Common Share	$3.10	$1.90
Diluted Net Earnings Per Common Share	$2.96	$1.81
Book Value Per Common Share	$8.80	$11.73
Cash Dividends Per Common Share	$0.015	$0.03

Oxford Historical Per Common Share:
Basic Net Earnings Per Common Share	$4.26	$2.10
Diluted Net Earnings Per Common Share	$4.15	$2.02
Book Value Per Common Share	$8.95	$10.97
Cash Dividends Per Common Share	$0.10	$0.10

Pro Forma Combined Per UnitedHealth Group Common Share:
Basic Net Earnings Per Common Share	$3.33	$1.98
Diluted Net Earnings Per Common Share	$3.19	$1.89
Book Value Per Common Share	n/a	$16.30
Cash Dividends Per Common Share	n/a	$0.03

Pro Forma Combined Per Oxford Equivalent Common Share:
Basic Net Earnings Per Common Share	$2.12	$1.26
Diluted Net Earnings Per Common Share	$2.03	$1.20
Book Value Per Common Share	n/a	$10.36
Cash Dividends Per Common Share	n/a	$0.019

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 9, 2004

UNITEDHEALTH GROUP INCORPORATED

By:	/S/ DAVID J. LUBBEN
David J. Lubben
General Counsel & Secretary